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                                  EXHIBIT 10.9


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THIS EMPLOYMENT AGREEMENT entered into as of January 1, 1999

BETWEEN:                          MARC D'AMOUR, resident and domiciled at
                                  2653 Rowel Drive, St-Lazare, Quebec, J7T 2A1

                                  (hereinafter referred to as the "Executive")

AND: WOOD WYANT INC., a corporation incorporated under the Canada Business Corporations Act

                                  (hereinafter referred to as the "Corporation")

     WHEREAS the Corporation desires to continue to employ the Executive,and the Executive desires to continue such employment, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

1.   EMPLOYMENT

     The Corporation hereby continues the employment of the Executive as the Vice President, Finance and Chief Financial Officer of the Corporation commencing January 1, 1999 (the "Employment Date").

2.   DUTIES OF THE EXECUTIVE

     The Executive shall devote his full time and attention to, and use his best efforts to promote, the business and affairs of the Corporation and shall perform duties and have such responsibilities as are customarily performed and enjoyed by persons employed in comparable positions, subject, however, to the direction and control of the board of directors of the Corporation.

3.   TERM

     3.1 The initial term of the employment of the Executive pursuant to this Agreement shall be a 3 year fixed term (the "Initial Term"), beginning on the Employment Date;

     3.2 The Executive shall be entitled to terminate this Agreement any time by giving prior written notice of three (3) months;






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     3.3  The term of employment of the Executive pursuant to this Agreement shall be automatically renewed for 1 year (a "Renewal Term") upon the expiry of the Initial Term and on each anniversary of the Employment Date thereafter, unless the Corporation gives notice of intention not to renew:

          (i) in the case of the Initial Term, 6 months prior to the expiry of the Initial Term:

          (ii) in the case of a Renewal Term, 3 months prior to the expiry of such Renewal Term.

     3.4 Notwithstanding the foregoing, this Agreement shall terminate immediately in the event of:

          (i) the termination of the employment of the Executive by the Corporation with Cause;

          (ii) the Permanent Disability (as hereinafter defined) of the Executive;

          (iii) the death of the Executive;

          (iv) the dismissal of the Executive without Cause by the Corporation during the Initial Term or a Renewal Term; or

          (v) the resignation of the Executive in connection with a Change in Control of Wyant Corporation in the 3 months following such Change in Control due to (a) a significant reduction in his duties and responsibilities, (b) a significant reduction in base salary or (c) a relocation to a city which the Executive does not accept;

          provided that, in the case of termination due to an event described in paragraph 3.4(iv) or 3.4(v), the obligation of the Corporation to pay the amounts set out in Section 5.1 and Section 5.2 and to provide the benefits set out in Section 10 shall survive such termination.

4.   SALARY

     4.1 The Corporation agrees to pay the Executive for the services rendered by him as Vice President, Finance and Chief Financial Officer of the Corporation in accordance with this Agreement, and the Executive agrees to accept as compensation a base salary at the annual rate of $195,000 in lawful money of


















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          Canada, payable in equal bi-weekly instalments, less deductions and withholdings in accordance with the Corporation's usual payroll policies and applicable laws.

     4.2 The base salary for each year of the term of this Agreement after the first year shall be subject to annual review and adjustment by the board of directors of the Corporation.

5.   SEVERANCE

     5.1 Notwithstanding Sections 3.1 and 3.3, the Executive shall be entitled to receive, as severance compensation, for a period of 12 months following:

          (i) the dismissal of the Executive without Cause by the Corporation during the Initial Term or a Renewal Term:

          (ii) the resignation of the Executive in connection with a Change in Control of Wyant Corporation in the 3 months following such Change in Control due to (a) a significant reduction in his duties and responsibilities, (b) a significant reduction in base salary or (c) a relocation to a city which the Executive does not accept; or

          (iii) the non-renewal of the employment of the Executive following a notice by the Corporation of its intention not to renew such employment in accordance with Section 3.3;

          the payment of an amount equal to his base salary immediately prior to such termination payable in equal bi-weekly instalments, less deductions and withholdings.

     5.2 The period of 12 months referred to in Section 5.1 will be increased to:

          (i) 15 months upon the Executive attaining ten years of employment with the Corporation from the date of first employment with the Corporation; and

          (ii) 18 months upon the Executive attaining fifteen years of employment with the Corporation from the date of first employment with the Corporation.

6.   BONUS COMPENSATION

     In addition to the compensation described in Section 4.1 and Section 4.2 above, the Executive shall be entitled to bonus compensation on an annual basis at the discretion of the board of directors of the Corporation.



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7.   BENEFITS AND EXPENSES

     7.1 The Executive shall, during the Initial Term and Renewal Terms of this Agreement, be entitled to all such employment benefits as may, from time to time, be made generally available to senior management employees of the Corporation.

     7.2 Upon presentation of appropriate vouchers in accordance with the Corporation's policies and practices, the Executive shall be reimbursed for all reasonable expenses which are incurred by him in the performance of his duties hereunder.

8.   VEHICLE

     The Corporation shall supply the Executive with a leased vehicle in accordance with the Corporation's Executive Car Policy.

9.   VACATIONS

     The Executive shall be entitled to the greater of 4 weeks' paid vacation or the number of weeks of paid vacation under the Corporation's vacation policy per twelve month period ending April 30 during the Initial Term and any Renewal Term. Unused vacations shall lapse at the end of each such twelve month period and shall not carry over to any subsequent year. The vacations shall be taken at times agreeable with the Corporation and consistent with the Executive's duties. No payment shall be made to the Executive for vacation days which are not taken.

10.  CONTINUATION OF CERTAIN BENEFITS

     Notwithstanding the termination of this Agreement for any reason other than termination for Cause:

     10.1 The Executive shall be recognized as having an additional 12 months credited service following such termination for purposes of the Corporation's pension plan and, to the extent the Corporation is required to do so under the terms of the Corporation's pension plan, the Corporation shall continue to make contributions in respect of the Executive to the Corporation's pension plan for the 12 month period following such termination;

     10.2 The Corporation shall continue to make available to the Executive all benefits referred to in Section 7.1 (excluding long term disability benefits) and the use of a leased vehicle, for the 12 month period following such termination; and
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     10.3 The period of 12 months referred to in Sections 10.1 and 10.2 shall be increased to:

          (i) 15 months upon the Executive attaining ten years of employment with the Corporation from the date of first employment with the Corporation; and

          (ii) 18 months upon the Executive attaining fifteen years of employment with the Corporation from the date of first employment with the Corporation.


11.  COVENANT NOT TO COMPETE

     11.1 The Executive hereby covenants and agrees that he shall not, within North America:

          (i) directly or indirectly engage in, or have any interest in (either individually, or as a joint venturer, partner, member of any firm, officer, director, stockholder, lender, financial or other consultant or employee of any person, firm, joint venture, partnership or corporation, or otherwise) any person, firm, corporation or business that engages in a business which is competitive, directly or indirectly, with the business of the Corporation;

          (ii) divert or attempt to divert or take advantage of any business or opportunities of any type whatsoever which are directly or indirectly competitive with the business of the Corporation;

         (iii) solicit or attempt to solicit any existing or future customer or clients which use the services of or provide services to the Corporation, except where such solicitation or attempted solicitation concerns business activities which are not directly competitive with the business of the Corporation; or

          (iv) solicit or induce or attempt to solicit or induce any employee of the Corporation to leave or terminate such employment;

          (collectively, the "Covenant Not To Compete"), for a period commencing on the Employment Date and terminating:

        11.1.1 in the case of termination without Cause, 18 months following the termination of this Agreement, or

        11.1.2 in the case of termination for Cause, 18 months following the termination of this Agreement.




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     11.2 The Executive confirms that the restrictive provisions of the Covenant
          Not To Compete are reasonable and that a breach thereof will cause the Corporation irreparable harm, and the Executive agrees that the Corporation shall be entitled to equitable relief, including remedies of injunction and specific performance, with respect to any breach or attempted breach of the Covenant Not To Compete.

12.  CERTAIN DEFINED TERMS

     For purposes of this Agreement the following terms and phrases shall have the following meanings:

     12.1 "Permanent Disability" shall mean the inability of the Executive to perform substantially all his duties and responsibilities to the Corporation by reason of a physical or mental disability or infirmity for either:

          (i)  a continuous period of nine months, or

          (ii) 270 days during any consecutive twelve month period.

          The date of such Permanent Disability shall be, in the case of clause
          (i) above, the last day of such nine months period or in the case of clause (ii) above, such date as determined in good faith by the board of directors of the Corporation.

     12.2 "Cause" shall mean:

          (i) conviction of a crime involving the misappropriation of funds or property of the Corporation or otherwise constituting a felony under applicable law, or the entering of a plea of guilty or nolo contendere in respect of the same; or

          (ii) a determination by a majority of the members of the board of directors of the Corporation that the Executive has neglected his duties hereunder after written notice thereof from the Corporation and failure to correct any alleged deficiency (as determined by a majority of the members of the board of directors of the Corporation) in 60 days; for such purposes, the board of directors of the Corporation will be deemed not to include a member who is a Related Party to the Executive;

         (iii) a unanimous determination by the members of the board of directors of the Corporation, other than the Executive, which determination shall be final, binding and conclusive, that the Executive has committed an act involving dishonesty or gross negligence, or any other act which in the reasonable



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               judgment of such members of the board of directors of the
               Corporation could materially harm the business reputation of the Corporation in the community.

     12.3 "Related Party" shall mean with respect to any person who is an individual, a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of that person, including adoptive relationships.

     12.4 "Change in Control" shall mean (i) the sale to a third party of substantially all of the assets of Wyant Corporation on a consolidated basis (provided that the sale of the assets of Wyant Health Care shall all not be considered a Change in Control for the purposes of this Agreement), (ii) a successful takeover bid by a third party resulting in such third party holding a majority of the outstanding voting shares of Wyant Corporation, or (iii) the merger or amalgamation of Wyant Corporation with any other entity such that all of the shareholders of Wyant Corporation immediately prior to such merger or amalgamation cease, after giving effect thereto, to hold the majority of voting shares of the resulting merged or amalgamated corporation.

13.  NOTICE

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

     13.1 If to the Corporation, to:

          Wood Wyant Inc.
          1475 32nd Avenue
          Lachine, Quebec H8T 3J1
          ATTENTION: PRESIDENT

          Telecopier:    (514) 636-8935
          Telephone:     (514) 636-9926


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          with a copy to:

          Wyant Corporation
          100 Readington Road
          Sommerville, New Jersey 08876
          ATTENTION: CHAIRMAN, COMPENSATION COMMITTEE

          Telecopier:  (908) 707-1549
          Telephone:   (908) 707-1800

     13.2 If to the Executive, to:

          Wood Wyant Inc.
          1475 32nd Avenue
          Lachine, Quebec H8T 3J1
          ATTENTION: MARC D'AMOUR

          Telecopier:   (514) 636-8935
          Telephone:    (514) 636-9926

14.  MISCELLANEOUS PROVISIONS

     14.1 WITHHOLDING. The Corporation shall be entitled to withhold the amount, if any, of all taxes or other amounts which in accordance with the applicable laws of any jurisdiction are required to be withheld by an employer with respect to any amount paid to the Executive hereunder. The Corporation, in its sole and abosolute discretion, acting reasonably, shall make all determinations as to whether it is obligated to withhold any taxes or other amounts hereunder and the amount thereof.

     14.2 NO ASSIGNMENT. The Executive shall not, and shall not have any right to, sell, assign, transfer or pledge any rights under this Agreement by operation of law or otherwise.

     14.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.
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     14.4  SUCCESSORS. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all of the parties hereto, and their legal representatives, heirs, successors and assigns, except as expressly herein otherwise provided.

     14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

     14.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be original, but all of which shall constitute one and the same instrument.

     14.7 PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     14.8 AMENDMENTS. This Agreement can be amended in any respect upon the written agreement of all of the parties hereto.

     14.9 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement with respect to any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the Province of Quebec, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts for himself or itself the exclusive jurisdiction in the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

     14.10 LANGUAGE CLAUSE. The parties hereto have requested and hereby confirm their request that this agreement and all notices relating thereto be drafted in the English language. Les parties aux presentes confirment leur demande que le present contrat et tout avis y afferent soient rediges en anglais.
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     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.



                                                MARC D'AMOUR

                                                WOOD WYANT INC.


                                                Per:      D.C. MACMARTIN
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